Exhibit 99.1

Heritage Commerce Corp Reports Financial Results for 2008

San Jose, CA – January 29, 2009 — Heritage Commerce Corp (Nasdaq: HTBK), parent company of Heritage Bank of Commerce, announced today earnings for 2008 of $1.8 million, or $0.13 per diluted common share.  Heritage Commerce Corp earned $14.1 million, or $1.12 per diluted common share, for the year ended December 31, 2007. In the fourth quarter of 2008, net income was $700,000, or $0.04 per diluted common share, compared to $2.8 million, or $0.21 per diluted common share for the same quarter a year ago.

Fourth Quarter Financial Highlights

♦
The Company raised $40 million in new capital as a participant in the U.S. Department of the Treasury’s Capital Purchase Program (“CPP”).  The Company has made $32 million (or 80% of CPP money) in new loan commitments and $46 million in renewed loan commitments from the date of the investment by the U.S. Treasury on November 21, 2008 through the end of the year.

♦	Capital ratios exceed regulatory well-capitalized standards, including a leverage ratio of 11.03% at December 31, 2008.

♦	Total assets were $1.5 billion, an increase of 11% from December 31, 2007.

♦	Loans increased 20% to $1.25 billion, an increase of $212 million from December 31, 2007.

♦	Commercial loans accounted for 42% of the loan portfolio, compared to 40% a year ago.

♦	The Company has no direct exposure to subprime loans or securities.

“Our focus on building a strong relationship lending team and expanding our East Bay market continues to prove its value to our franchise,” said Walter Kaczmarek, President and Chief Executive Officer.  “Despite the continuing problems in the national and regional economy, we ended the year with an after-tax profitable quarter and positive earnings for the full year.  We anticipate some of the issues that impacted operations in 2008 will continue in 2009, including pressure on margins from low interest rates, declining real estate values and overall economic contraction.  Our focus on relationship lending, coupled with the CPP capital infusion completed in November 2008, has allowed us to continue to provide lending to our customers and build value for our shareholders.”

Balance Sheet and Capital Management

Heritage’s assets totaled $1.5 billion at December 31, 2008, compared to $1.35 billion a year ago, and $1.51 billion at September 30, 2008.  Total loans were $1.25 billion at December 31, 2008, compared to $1.04 billion at December 31, 2007, and $1.25 billion at September 30, 2008.  Deposits totaled $1.15 billion at December 31, 2008, compared to $1.06 billion at December 31, 2007, and $1.19 billion at September 30, 2008.

The securities portfolio of $104.5 million at December 31, 2008 consisted primarily of short term U.S. Treasury securities, U.S. government sponsored entities’ debt securities, mortgage-backed securities, collateralized mortgage obligations, and municipal bonds.  The Company has no direct exposure to so-called subprime loans or securities, nor does it own any Fannie Mae or Freddie Mac equity securities.

The Company’s loan portfolio at December 31, 2008 consisted of 42% commercial loans, 32% commercial real estate mortgage loans, 21% land and construction, and 5% home equity and consumer loans.

Total deposits decreased $32.1 million in the fourth quarter of 2008, compared to the third quarter of 2008, primarily due to lower balances in title insurance company, escrow, and real estate exchange facilitators’ accounts.  These decreases were partially offset by an $11.2 million increase in brokered deposits.

Shareholders’ equity increased to $184.3 million, or $8.37 tangible book value per common share, at December 31, 2008, compared to $164.8 million, or $9.20 tangible book value per share, a year ago, and increased from $144.3 million, or $8.18 tangible book value per share, at September 30, 2008.  Capital ratios continue to be above the well-capitalized guidelines established by regulatory agencies.  The leverage ratio at December 31, 2008 was 11.03%, compared to 11.05% at December 31, 2007, and 8.27% at September 30, 2008.

On November 21, 2008, the Company completed its $40 million capital raise through the issuance of preferred stock and common stock warrants to the U.S. Department of Treasury.  This transaction was part of the U.S. Treasury’s Capital Purchase Program to encourage U.S. financial institutions to build capital to increase the flow of financing to U.S. businesses and consumers and to support the U.S. economy.  The preferred shares will pay a 5% dividend for the first five years, after which the rate will increase to 9% if the preferred shares are not redeemed by the Company.  Proceeds from this capital infusion enhanced the Company’s already well-capitalized position and increased our ability to meet the needs of our customers and the communities we serve.

From the time the Company received the investment from the Treasury through December 31, 2008, the Company made $32 million (or 80% of CPP money) in new loan commitments and $46 million in renewed loan commitments.  Total loans increased $212 million, or 20%, for the year ended December 31, 2008.

Credit Quality

Primarily due to a softening in the real estate market, which is expected to continue well into 2009, nonperforming assets (“NPAs”) increased by $16.0 million from September 30, 2008 to December 31, 2008.  Nonperforming assets totaled $41.1 million, or 2.74% of total assets, at December 31, 2008, compared to $4.5 million, or 0.34% of total assets at December 31, 2007, and $25.1 million, or 1.66% of total assets at September 30, 2008.

Other real estate owned (“OREO”) was $660,000 at December 31, 2008, compared to $1.1 million at December 31, 2007, and $970,000 at September 30, 2008.  Two OREO properties were sold during the fourth quarter of 2008, resulting in a net loss of $93,000.

Net charge-offs in the fourth quarter of 2008 were $1.8 million or 0.59% of average loans, compared to net recoveries of $21,000 or (0.01%) of average loans in the fourth quarter of 2007.  Net charge-offs in the third quarter of 2008 were $129,000 or 0.04% of average loans.  For the full year, net charge-offs totaled $2.7 million, or 0.23% of average loans, compared to net recoveries of $825,000 or (0.10%) of average loans in 2007.

The allowance for loan losses was $25.0 million at December 31, 2008, representing 2.00% of total loans and 62% of nonperforming loans, compared to $12.2 million at December 31, 2007, representing 1.18% of total loans and 353% of nonperforming loans.  At September 30, 2008, the allowance for loan losses was $22.3 million or 1.79% of total loans and 93% of nonperforming loans.

Operating Results

Net income during 2008 was impacted by the net interest margin compression, a higher provision for loan losses, and lower noninterest income resulting from the Company’s strategic decision to retain, rather than sell, SBA loan production.

Net interest income decreased to $12.4 million in the fourth quarter of 2008 from $13.8 million in the fourth quarter of 2007, and $13.0 million in the third quarter of 2008. The fourth quarter of 2008 net interest margin was 3.64%, down 19 basis points, compared to 3.83% for the third quarter this year, and down 106 basis points from 4.70% in the fourth quarter a year ago.  For 2008, the net interest margin decreased 92 basis points to 3.94% from 4.86% in 2007.  Decreases in the net interest margin are primarily the result of the 500 basis points decline in short-term interest rates from September 18, 2007 through December 31, 2008.

Noninterest income was $1.8 million for the fourth quarter of 2008, compared to $1.6 million for the fourth quarter of 2007, and $1.7 million for the prior quarter.  Noninterest income was $6.8 million in 2008, compared to $8.1 million a year ago. Gains on sales of SBA loans were $0 in 2008, compared to $1.8 million in 2007.  Noninterest income was primarily comprised of loan servicing income, the increase in cash surrender value of Company owned life insurance, and service charges on deposit accounts.

Noninterest expense was $10.4 million for the fourth quarter of 2008, compared to $10.2 million for the fourth quarter of 2007, and $10.4 million for the third quarter of 2008.  Noninterest expense increased to $42.4 million in 2008, compared to $37.5 million in 2007. Operating expenses increased in 2008 due to the full year impact of the acquisition of Diablo Valley Bank on June 20, 2007, the new office in Walnut Creek, the addition of experienced banking professionals, the write-off of leasehold improvements in the third quarter of 2008 due to the consolidation of our two offices in Los Altos, higher regulatory assessments, and an increase in legal fees and OREO expense.

The income tax benefit for the quarter and the year ended December 31, 2008 was $1.4 million, as compared to income tax expense of $1.7 million and $8.1 million for the same periods in 2007. The negative effective income tax rates for the quarter and year ended December 31, 2008 were due to reduced pre-tax earnings.  The negative tax rates correspond to a benefit, rather than expense, of $1.4 million for the quarter and for the year ended December 31, 2008. The effective income tax rates for the fourth quarter and year ended 2007 were 37.5% and 36.6%, respectively. The difference in the effective tax rate compared to the combined federal and state statutory tax rate of 42% is primarily the result of the Company’s investment in life insurance policies whose earnings are not subject to taxes, tax credits related to investments in low income housing limited partnerships and investments in tax-free municipal securities.  The effective tax rates in 2008 are lower compared to 2007 because pre-tax income decreased substantially while benefits from tax advantaged investments did not.

The efficiency ratio was 73.40% in the fourth quarter of 2008, compared to 70.56% in the third quarter of 2008, and 66.17% in the fourth quarter of 2007.  The efficiency ratio in 2008 increased to 72.71% from 62.81% a year ago.  The efficiency ratio increased in 2008 primarily due to compression of the net interest margin, a decrease in noninterest income, and an increase in expenses, as discussed above.

The annualized returns on average assets (ROAA) and average equity (ROAE) for the fourth quarter of 2008 were 0.19% and 1.71%, compared to 0.84% and 6.62% for the fourth quarter of 2007, respectively.  ROAA and ROAE were 0.12% and 1.15% for 2008, compared to 1.18% and 9.47% for 2007, respectively. The annualized returns on average tangible assets (ROATA) and average tangible equity (ROATE) for the fourth quarter of 2008 were 0.19% and 2.42%, compared to 0.87% and 9.26% for the fourth quarter of 2007, respectively.  ROATA and ROATE were 0.13% and 1.67% for 2008, compared to 1.21% and 11.43% for 2007, respectively.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose with full-service branches in Los Gatos, Fremont, Danville, Pleasanton, Walnut Creek, Morgan Hill, Gilroy, Mountain View, and Los Altos.  Heritage Bank of Commerce is an SBA Preferred Lender with loan production offices in Fresno, Sacramento, Oakland, and Santa Rosa, California.  For more information, please visit www.heritagecommercecorp.com.

Forward Looking Statement Disclaimer

Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the company's possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) difficult and adverse conditions in the global and domestic capital and credit markets, (2) continued volatility and further deterioration of the capital and credit markets, (3) significant changes in banking laws or regulations, including, without limitation, as a result of the Emergency Economic Stabilization Act and the creation of and possible amendments to the Troubled Asset Relief Program (TARP), including the Capital Purchase Program and related executive compensation requirements, (4) continued uncertainty about the impact of TARP and other recent federal programs on the financial markets including levels of volatility and credit availability, (5) a more adverse than expected decline or continued weakness in general business and economic conditions, either nationally, regionally or locally in areas where the company conducts its business, which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense, (6) changes in interest rates, reducing interest rate margins or increasing interest rate risks, (7) changes in  market liquidity which may reduce interest margins and impact funding sources, (8) increased competition in the company's markets, (9) changes in the financial performance and/or condition of the company's borrowers, (10) current and further deterioration in the housing and commercial real estate markets  particularly in California, and (11) increases in Federal Deposit Insurance Corporation premiums due to market developments and regulatory changes.  For a discussion of factors which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

                        Member FDIC

	For the Three Months Ended:			Percent Change From:		At and For the Year Ended:
CONSOLIDATED INCOME STATEMENTS	Dec. 31,	Sep. 30,	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,	Percent
(in $000's, unaudited)	2008	2008	2007	2008	2007	2008	2007	Change
Interest Income	$18,166	$19,197	$21,056	-5%	-14%	$75,957	$78,712	-4%
Interest Expense	5,771	6,151	7,261	-6%	-21%	24,444	27,012	-10%
Net Interest Income	12,395	13,046	13,795	-5%	-10%	51,513	51,700	0%
Provision for Loan Losses	4,500	1,587	725	184%	521%	15,537	(11)	141345%
Net Interest Income after Provision for Loan Losses	7,895	11,459	13,070	-31%	-40%	35,976	51,711	-30%
Noninterest Income:
Gain on Sale of SBA Loans	-	-	-	N/A	N/A	-	1,766	-100%
Servicing Income	443	491	584	-10%	-24%	1,790	2,181	-18%
Increase in Cash Surrender Value of Life Insurance	413	416	373	-1%	11%	1,645	1,443	14%
Service Charges and Fees on Deposit Accounts	550	505	329	9%	67%	2,007	1,284	56%
Other	391	276	350	42%	12%	1,349	1,378	-2%
Total Noninterest Income	1,797	1,688	1,636	6%	10%	6,791	8,052	-16%

Noninterest Expense:
Salaries & Employee Benefits	4,930	5,665	5,747	-13%	-14%	22,624	21,160	7%
Occupancy & Equipment	1,112	1,348	1,262	-18%	-12%	4,623	4,195	10%
Other	4,375	3,384	3,202	29%	37%	15,145	12,175	24%
Total Noninterest Expense	10,417	10,397	10,211	0%	2%	42,392	37,530	13%
Income (Loss) Before Income Taxes	(725)	2,750	4,495	-126%	-116%	375	22,233	-98%
Income Tax Expense (Benefit)	(1,425)	309	1,687	-561%	-184%	(1,387)	8,137	-117%
Net Income	700	2,441	2,808	-71%	-75%	1,762	14,096	-88%
Dividends and Discount Accretion on Preferred Stock	255	-	-	N/A	N/A	255	-	N/A
Net Income Available to Common Shareholders	$445	$2,441	$2,808	-82%	-84%	$1,507	$14,096	-89%

PER COMMON SHARE DATA
(unaudited)
Basic Earnings Per Share	$0.04	$0.21	$0.22	-81%	-82%	$0.13	$1.14	-89%
Diluted Earnings Per Share	$0.04	$0.21	$0.21	-81%	-81%	$0.13	$1.12	-88%
Common Shares Outstanding at Period End	11,820,509	11,820,509	12,774,926	0%	-7%	11,820,509	12,774,926	-7%
Book Value Per Share	$12.38	$12.21	$12.90	1%	-4%	$12.38	$12.90	-4%
Tangible Book Value Per Share	$8.37	$8.18	$9.20	2%	-9%	$8.37	$9.20	-9%

KEY FINANCIAL RATIOS
(unaudited)
Annualized Return on Average Equity	1.71%	6.78%	6.62%	-75%	-74%	1.15%	9.47%	-88%
Annualized Return on Average Tangible Equity	2.42%	10.15%	9.26%	-76%	-74%	1.67%	11.43%	-85%
Annualized Return on Average Assets	0.19%	0.65%	0.84%	-71%	-77%	0.12%	1.18%	-90%
Annualized Return on Average Tangible Assets	0.19%	0.67%	0.87%	-72%	-78%	0.13%	1.21%	-89%
Net Interest Margin	3.64%	3.83%	4.70%	-5%	-23%	3.94%	4.86%	-19%
Efficiency Ratio	73.40%	70.56%	66.17%	4%	11%	72.71%	62.81%	16%

AVERAGE BALANCES
(in $000's, unaudited)
Average Assets	$1,494,245	$1,499,734	$1,324,242	0%	13%	$1,456,361	$1,193,890	22%
Average Tangible Assets	$1,446,732	$1,452,044	$1,276,392	0%	13%	$1,408,573	$1,168,380	21%
Average Earning Assets	$1,354,829	$1,353,730	$1,165,127	0%	16%	$1,308,358	$1,063,062	23%
Average Total Loans	$1,233,763	$1,231,931	$978,310	0%	26%	$1,178,194	$835,712	41%
Average Loans Held-For-Sale	$-	$-	$-	N/A	N/A	$-	$9,216	-100%
Average Deposits	$1,179,456	$1,191,151	$1,092,387	-1%	8%	$1,160,926	$981,713	18%
Average Demand Deposits - Noninterest Bearing	$263,301	$261,578	$264,404	1%	0%	$258,624	$242,308	7%
Average Interest Bearing Deposits	$916,155	$929,573	$827,983	-1%	11%	$902,302	$739,405	22%
Average Interest Bearing Liabilities	$1,039,814	$1,066,264	$867,965	-2%	20%	$1,016,515	$779,362	30%
Average Equity	$162,465	$143,318	$168,207	13%	-3%	$153,216	$148,835	3%
AverageTangible Equity	$114,952	$95,628	$120,357	20%	-4%	$105,428	$123,504	-15%

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	December 31,	Sep. 30,	December 31,	Sep. 30,		December 31,
(in $000's, unaudited)	2008	2008	2007	2008		2007
ASSETS
Cash and Due from Banks	$29,996	$35,718	$39,793	-16%		-25%
Federal Funds Sold	100	100	9,300	0%		-99%
Securities Available-for-Sale, at Fair Value	104,475	107,565	135,402	-3%		-23%
Loans:
Commercial Loans	525,080	532,367	411,251	-1%		28%
Real Estate-Mortgage	405,530	405,897	361,211	0%		12%
Real Estate-Land and Construction	256,567	253,134	215,597	1%		19%
Home Equity	55,490	51,981	44,187	7%		26%
Consumer Loans	4,310	5,549	3,044	-22%		42%
Loans	1,246,977	1,248,928	1,035,290	0%		20%
Deferred Loan Costs, Net	1,654	1,412	1,175	17%		41%
Total Loans, Net of Deferred Costs	1,248,631	1,250,340	1,036,465	0%		20%
Allowance for Loan Losses	(25,007)	(22,323)	(12,218)	12%		105%
Net Loans	1,223,624	1,228,017	1,024,247	0%		19%
Company Owned Life Insurance	40,649	40,236	38,643	1%		5%
Premises & Equipment, Net	9,517	9,318	9,308	2%		2%
Goodwill	43,181	43,181	42,614	0%		1%
Intangible Assets	4,231	4,407	4,696	-4%		-10%
Accrued Interest Receivable and Other Assets	43,454	43,339	43,469	0%		0%
Total Assets	$1,499,227	$1,511,881	$1,347,472	-1%		11%

LIABILITIES & SHAREHOLDERS' EQUITY
Liabilities:
Deposits
Demand Deposits-Noninterest Bearing	$261,337	$257,739	$268,005	1%		-2%
Demand Deposits-Interest Bearing	134,814	139,377	150,527	-3%		-10%
Savings and Money Market	344,767	400,863	432,293	-14%		-20%
Time Deposits, Under $100	45,615	34,792	34,092	31%		34%
Time Deposits, $100 and Over	171,269	168,361	139,562	2%		23%
Brokered Deposits	196,248	185,052	39,747	6%		394%
Total Deposits	1,154,050	1,186,184	1,064,226	-3%		8%
Securities Sold Under Agreement to Repurchase	35,000	35,000	10,900	0%		221%
Note Payable	15,000	15,000	-	0%		N/	A
Other Short-term Borrowings	55,000	80,000	60,000	-31%		-8%
Notes Payable To Subsidiary Grantor Trusts	23,702	23,702	23,702	0%		0%
Accrued Interest Payable and Other Liabilities	32,208	27,711	23,820	16%		35%
Total Liabilities	1,314,960	1,367,597	1,182,648	-4%		11%

Shareholders' Equity:
Preferred Stock, Net	37,900	-	-	N/	A	N/	A
Common Stock	78,854	76,490	92,414	3%		-15%
Accumulated Other Comprehensive Loss	(291)	(512)	(888)	-43%		-67%
Retained Earnings	67,804	68,306	73,298	-1%		-7%
Total Shareholders' Equity	184,267	144,284	164,824	28%		12%
Total Liabilities & Shareholders' Equity	$1,499,227	$1,511,881	$1,347,472	-1%		11%

CREDIT QUALITY DATA
(in $000's, unaudited)
Nonaccrual Loans	$39,981	$23,095	$3,363	73%		1089%
Loans Over 90 Days Past Due and Still Accruing	460	1,016	101	-55%		355%
Total Nonperforming Loans	40,441	24,111	3,464	68%		1067%
Other Real Estate Owned	660	970	1,062	-32%		-38%
Total Nonperforming Assets	$41,101	$25,081	$4,526	64%		808%
Net Charge-offs (Recoveries)	$1,816	$129	$(21)	1308%		8748%
Net Charge-offs as Percent of Average Loans	0.59%	0.04%	-0.01%	1375%		6000%
Allowance for Loan Losses to Total Loans	2.00%	1.79%	1.18%	12%		69%
Allowance for Loan Losses to Nonperforming Loans	61.84%	92.58%	352.71%	-33%		-82%
Nonperforming Assets to Total Assets	2.74%	1.66%	0.34%	65%		706%
Nonperforming Loans to Total Loans	3.24%	1.93%	0.33%	68%		882%

OTHER PERIOD-END STATISTICS
(unaudited)
Shareholders' Equity / Total Assets	12.29%	9.54%	12.23%	29%		0%
Loan to Deposit Ratio	108.20%	105.41%	97.39%	3%		11%
Noninterest Bearing Deposits / Total Deposits	22.65%	21.73%	25.18%	4%		-10%
Leverage Ratio	11.03%	8.27%	11.05%	33%		0%

	For the Three Months Ended			For the Three Months Ended
	December 31, 2008			December 31, 2007
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000's, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross	$1,233,763	$16,964	5.47%	$978,310	$18,864	7.65%
Securities	116,256	1,193	4.08%	151,588	1,783	4.67%
Interest bearing deposits in other financial institutions	1,814	7	1.54%	3,744	37	3.92%
Federal funds sold	2,996	2	0.27%	31,485	372	4.69%
Total interest earning assets	1,354,829	$18,166	5.33%	1,165,127	$21,056	7.17%
Cash and due from banks	29,137			40,843
Premises and equipment, net	9,486			9,483
Goodwill and other intangible assets	47,513			47,850
Other assets	53,280			60,939
Total assets	$1,494,245			$1,324,242

Liabilities and shareholders' equity:
Deposits:
Demand, interest bearing	$134,861	$237	0.70%	$144,149	$745	2.05%
Savings and money market	376,344	1,304	1.38%	467,199	3,647	3.10%
Time deposits, under $100	42,142	285	2.69%	33,164	326	3.90%
Time deposits, $100 and over	157,846	963	2.43%	138,164	1,287	3.70%
Brokered time deposits	204,962	1,962	3.81%	45,307	537	4.70%
Notes payable to subsidiary grantor trusts	23,702	537	9.01%	23,702	580	9.71%
Securities sold under agreement to repurchase	35,000	263	2.99%	10,900	76	2.77%
Note payable	15,000	108	2.86%	-	-	N/	A
Other short-term borrowings	49,957	112	0.89%	5,380	63	4.65%
Total interest bearing liabilities	1,039,814	$5,771	2.21%	867,965	$7,261	3.32%
Demand, noninterest bearing	263,301			264,404
Other liabilities	28,665			23,666
Total liabilities	1,331,780			1,156,035
Shareholders' equity	162,465			168,207
Total liabilities and shareholders' equity	$1,494,245			$1,324,242

Net interest income / margin		$12,395	3.64%		$13,795	4.70%

	For the Year Ended			For the Year Ended
	December 31, 2008			December 31, 2007
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000's, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross	$1,178,194	$70,488	5.98%	$844,928	$68,405	8.10%
Securities	126,223	5,395	4.27%	165,884	7,636	4.60%
Interest bearing deposits in other financial institutions	881	16	1.82%	3,132	141	4.50%
Federal funds sold	3,060	58	1.90%	49,118	2,530	5.15%
Total interest earning assets	1,308,358	$75,957	5.81%	1,063,062	$78,712	7.40%
Cash and due from banks	34,339			37,435
Premises and equipment, net	9,273			6,218
Goodwill and other intangible assets	47,788			25,331
Other assets	56,603			61,844
Total assets	$1,456,361			$1,193,890

Liabilities and shareholders' equity:
Deposits:
Demand, interest bearing	$145,785	$1,513	1.04%	$143,801	$3,154	2.19%
Savings and money market	433,839	7,679	1.77%	393,750	12,368	3.14%
Time deposits, under $100	36,301	1,101	3.03%	32,196	1,243	3.86%
Time deposits, $100 and over	162,298	4,853	2.99%	119,812	5,151	4.30%
Brokered time deposits	124,079	4,889	3.94%	49,846	2,295	4.60%
Notes payable to subsidiary grantor trusts	23,702	2,148	9.06%	23,702	2,329	9.83%
Securities sold under agreement to repurchase	32,030	937	2.93%	14,504	387	2.67%
Note payable	10,243	292	2.85%	-	-	N/	A
Other short-term borrowings	48,238	1,032	2.14%	1,751	85	4.85%
Total interest bearing liabilities	1,016,515	$24,444	2.40%	779,362	$27,012	3.47%
Demand, noninterest bearing	258,624			242,308
Other liabilities	28,006			23,385
Total liabilities	1,303,145			1,045,055
Shareholders' equity	153,216			148,835
Total liabilities and shareholders' equity	$1,456,361			$1,193,890

Net interest income / margin		$51,513	3.94%		$51,700	4.86%